UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024 (February 13, 2024)
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Increase in Board Size; Appointment of New Director

On February 13, 2024, the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Corporation”) expanded the size of the Board from twelve to thirteen members and appointed Jeanne M. Johns as an independent director to the Board, in each case effective February 13, 2024. Ms. Johns has not yet been appointed to any committee of the Board.

Ms. Johns, 61, served as Chief Executive Officer and as a Managing Director of Incitec Pivot Ltd., an Australian listed multinational manufacturer and distributor of fertilizers, civil explosives and chemicals, from November 2017 until June 2023. Prior to joining Incitec, Ms. Johns held several executive leadership roles in the U.S., UK/Europe and Asia/China during her 30 years with BP plc, including serving as Head of Safety & Operational Risk, Downstream from 2011 until 2015, Head of BP Group Operating Management System Excellence from 2013 until 2015, President, Asian Olefins and Derivatives from 2008 until 2010, President, BP North America Natural Gas Liquids from 2004 until 2007, Technical Vice President of Health, Safety & Environmental, Manufacturing Excellence, Engineering and Projects, Global Petrochemicals from 2002 until 2003, and Refinery Manager and Business Unit Leader, Toledo Refinery from 1999 until 2001. Ms. Johns brings to the Board executive management and board experience, as well as significant corporate and international business experience across a broad range of industries. Her extensive experience in refining and the oil & gas industry brings insight and relevant technical expertise.

Ms. Johns will participate in the standard non-management director compensation arrangements described in the Corporation’s 2023 Proxy Statement filed with the Securities and Exchange Commission on April 6, 2023. Ms. Johns will also enter into the Corporation’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Johns and any other person pursuant to which she was selected as a director. Ms. Johns has no family relationship with any director or executive officer of the Corporation or any person nominated or chosen by the Corporation to become a director or executive officer. There are no transactions in which Ms. Johns has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board has determined that Ms. Johns satisfies the independence requirements of the New York Stock Exchange listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Resignation

On February 13, 2024, Norman J. Szydlowski delivered his offer to resign as a member of the Board pursuant to Section 2(b) of that certain Stockholders Agreement, dated as of August 2, 2021, by and among the Corporation (formerly Hippo Parent Corporation), REH Company (formerly The Sinclair Companies) and certain stockholders of REH Company. On February 14, 2024, the Board accepted Mr. Szydlowski’s offer to resign, effective as of the Corporation’s 2024 Annual Meeting of Stockholders. Mr. Szydlowski’s resignation was not the result of any disagreement with the Corporation or the Board.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2024, the Corporation issued a press release announcing the appointment of Ms. Johns to the Board and the resignation of Mr. Szydlowski from the Board, and a press release announcing the declaration of a regular quarterly dividend in the amount of $0.50 per share, an increase of $0.05 from the previous dividend of $0.45 per share. A copy of the Corporation’s press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein in their entirety.

The information contained in, or incorporated into, this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Corporation pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by specific reference any and all of such information by express reference thereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description

99.1*    Press Release of the Corporation issued February 14, 2024 announcing changes to the Board.

99.2*    Press Release of the Corporation issued February 14, 2024 announcing increase in regular cash dividend.

104    Cover Page Interactive Data File (embedded within the Inline XBRL).

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Vaishali S. Bhatia
Name:    Vaishali S. Bhatia
Title:    Executive Vice President, General Counsel and Secretary

Date: February 14, 2024